Exhibit 10.2
CONSENT OF LENDER
AND
AMENDMENT NO. 1
TO
$30,000,000
REVOLVING CREDIT AND LOAN AGREEMENT,
ADDITIONAL STANDBY FACILITY NOTE
AND
WARRANT
This Consent and Amendment No. 1 to Revolving Credit and Loan Agreement, Additional Standby Facility Note and Warrant is dated as of the 8th day of May, 2006, and is by and between Kos Pharmaceuticals, Inc., a Florida corporation (the “Borrower”), and Mary Jaharis (as transferee of Michael Jaharis) (the “Lender”). Any capitalized term used herein and not otherwise defined shall have the meaning attributed to such term in the Loan Agreement (as defined below).
Preliminary Statements
     Whereas, the Borrower and the Lender have entered into that certain $30,000,000 Revolving Credit and Loan Agreement (the “Loan Agreement”) dated as of December 19, 2002 pursuant to which the Lender has agreed to provide the Borrower with $30,000,000 principal amount in revolving credit; and
     Whereas, the Borrower wishes to implement a program to repurchase shares (the “Shares”) of its Common Stock (the “Program”) as has been approved by the Board of Directors of the Borrower; and
     Whereas, the Borrower wishes to consider entering into certain third party financing arrangements in order to finance the repurchase of some or all of the Shares under the Program; and
     Whereas, the Loan Agreement requires certain Lender consents and the Borrower desires to ensure that all such consents are granted by the Lender; and
     Whereas the Lender is willing to give such consents provided that the parties amend the Loan Agreement (and the Additional Standby Facility Note and Warrant referred to therein) as hereinafter provided;
     NOW THEREFORE, the Lender consents and the parties agree as follows:

     1.01. The Lender consents to the repurchase of Shares under the Program and hereby waives any provision of the Loan Agreement that may restrict or otherwise prohibit such repurchase or the commitment to repurchase such shares, including without limitation, Section 5.02 (i).
     1.02. The Lender consents to the Borrower entering into any agreement or agreements to incur Debt or sell securities, including equity, debt, or convertible or other securities, and any refinancings or future amendments or modifications thereof, the proceeds of which are used to finance all or a portion of the repurchase of the Borrower’s Common Stock under the Program, all on such terms, including amount, rate, maturity, security, guarantees, conversion features, covenants and otherwise, as Borrower shall in its full discretion deem necessary or appropriate; provided that such Debt is initially incurred or such securities are initially sold on or before July 31, 2006. The Lender hereby waives any provision of the Loan Agreement that may restrict or otherwise prohibit the Borrower incurring such Debt or selling such securities, including without limitation, Sections 5.02(b) and (j).
     1.03. The Borrower will borrow and the Lender will advance $30,000,000 under the Loan Agreement on or before June 30, 2006, as Borrower shall request in a Request Notice delivered pursuant to Section 2.02(d) of the Loan Agreement. The Lender hereby waives application of Section 2.02(e) of the Loan Agreement to the borrowing contemplated herein.
     1.04. Section 2(g) of the Additional Standby Facility Note is hereby deleted in its entirey and replaced with the following:
     “Floating Rate” shall mean the British Bankers Association LIBOR Rate (“BBA LIBOR”) per annum, as such BBA LIBOR Rate is published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by the Lender from time to time) as determined at approximately 11:00 a.m. London time two (2) London Banking Days prior to the Interest Adjustment Date, for U.S. Dollar deposits with a one month term, plus 160 basis points. If such rate is not available at such time for any reason, then the rate applicable in respect of any such Interest Adjustment Date will be determined by such alternate method as shall be reasonably selected by the Lender. For purposes hereof, “London Banking Day” is a day on which banks in London are open for business and dealing in offshore dollars.
     1.05. The term “Prime Rate” wherever used in the Note shall be replaced with the term “Floating Rate.”
     1.06. The Warrant is hereby amended by deleting paragraph 2 in its entirety and replacing it with the following:
     “The Warrant Price shall be determined as the higher of (a) the closing bid price for Common Stock, as reported on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System (NASDAQ), rounded up to the nearest $0.125, on May 12, 2006 and (b) the average of the closing per share bid prices for Common Stock, as reported on the National Market of NASDAQ, rounded up to the nearest $0.125, for the thirty trading days immediately preceding May 12, 2006.”
     1.07. Except as expressly amended herein, all other provisions of the Loan Agreement, the Note, and the Warrant shall remain unchanged and in full force and effect.
     IN WITNESS WHEREOF, the Lender has given her consent as provided in Sections 1.01 and 1.02 hereof and the parties have caused this Consent and Amendment No. 1 to Revolving Credit and Loan Agreement, Additional Standby Facility Note and Warrant to be executed by them or their officer thereunto duly authorized, as of the date first set forth above.

THE BORROWER: KOS PHARMACEUTICALS, INC.
By:	/s/
Name:
Title:

THE LENDER:
/s/
MARY JAHARIS (as transferee of
Michael Jaharis)

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